Exhibit 10.1

Seventh Amendment

Finance Revenue Sharing Agreement

The Finance Revenue Sharing Agreement dated April 10, 2004 and as previously amended December 6, 2005, May 1, 2006, April 10, 2004, January 13, 2009, May 18, 2009 and June 8, 2010 is hereby amended as follows:

1)	Whereas Paragraph 5 of the Revenue Sharing Agreement requires Sellers to repurchase loans from Lender when the home becomes vacant and is available for repossession, the parties desire to amend the repurchase obligation of Sellers as follows:

a)	Sellers’ obligation to repurchase Contracts, both repossessions of home only contracts and contracts secured by a manufactured home and real property (“Land/Home”) that are repossessed shall terminate as of the effective date of this amendment. Any repossession that becomes legal to sale before the effective date of this amendment that has not been heretofore repurchased by Sellers will be repurchased before the effective date of this Agreement.

b)	All expenses that have been incurred for work completed on all repossessions prior to the effective date of this amendment will be reimbursed to Sellers as normal out of the Escrow Account.

c)	Any repossessions that have been previously repurchased by Sellers and sold prior to the date of this amendment, as is evidenced by a signed purchase agreement and approved credit of the purchaser by either Lender or another lender, shall be settled according to the terms of the existing paragraph 5(d)(ii) with Lender reimbursing Sellers for the loss out of the Escrow Account.

d)

As of October 25, 2011 (“Effective Date”) Sellers have repurchased and has yet to resell the homes on Schedule A attached hereto. Sellers shall retain title to these repurchased Loans and the associated homes. Sellers shall not be entitled to any additional reimbursement from Lender for losses it may incur from the sale of these repossessions or reimbursement for any expenses incurred for the refurbishment or sale of these repossessions.

e)	In consideration of Sellers’ waiver of its right to bill Lender for expenses and losses, Lender will credit $3,000,000 to the Escrow Account.

f)	As future loans default and become repossessions, Lender will have sole responsibility for the remarketing and sale of such repossessions including establishing the sales price, and making repairs it deems necessary. All liquidation expenses and losses will be charged to the Escrow Account.

2)	Whereas Paragraph 8 of the Agreement establishes a formula to distribute quarterly to Sellers and Lender the amount the Escrow Account balances exceed the required Minimum Escrow Account balance and whereas the Minimum Escrow Account Amount was Amended with the Sixth Amendment to the Agreement, the Escrow Account Disbursement is hereby Amended as follows:

a)	There will not be a Distribution from the Escrow Account prior to December 31, 2015, unless mutually agreed upon by the parties.

b)	The Minimum Escrow Account Amount shall be calculated as follows:

i)	3% of the principal balance of all Customer Loan Balances outstanding which are less than 30 days past due as of the last day of a quarter, plus

ii)	20% of the Outstanding Loan balances between 30 and 59 days past due as of the last day of a quarter, plus

iii)	30% of the Outstanding Loan balances between 60 and 89 days past due as of the last day of a quarter, plus

iv)	65% of Outstanding Loans in the process of repossession or otherwise 90 days or more past due as of the last day of a quarter.

3)	Whereas Paragraph 9 of the Agreement entitled Escrow Account Deficit, as amended by the Sixth Amendment is removed and replaced as follows:

In no event shall Sellers be required to make up shortfalls in the Escrow Account.

In witness whereof, the parties have executed this Agreement this 24th day of September, 2011.

“Sellers” Majestic Homes, Inc.			Witness:

By:	/s/ Tom Trexler	By:	/s/ Jean Etheridge

Tom Trexler, President

Prestige Home Centers, Inc.			Witness:

By:	/s/ Tom Trexler	By:	/s/ Jean Etheridge

Tom Trexler, President

“Lender” 21st Mortgage Corporation			Witness:

By:	/s/ Richard Ray	By:	/s/ Amanda Boyle

Richard Ray, CEO